SETTLEMENT AGREEMENT AND MUTUAL RELEASES

               NOW THIS Settlement Agreement and Mutual Releases ("Agreement") dated this 27th day of March, 2001, by and between COVANSYS, a Michigan Corporation, f/k/a Complete Business Solutions, Inc. ("COVANSYS") and Netgateway ("Netgateway").

               WHEREAS, COVANSYS has instituted certain arbitration proceedings before the American Arbitration Association ("AAA") (Case No. 54Y117004901) against Netgateway, alleging that Netgateway owes certain sums to COVANSYS under a Master Agreement (the "Master Agreement") between COVANSYS and an affiliate of Netgateway; and

               WHEREAS, Netgateway denies the allegations set forth in the pending arbitration proceedings; and

               WHEREAS, without admission of any liability, the parties have reached agreement to settle and compromise any and all disputes between them, including all disputes alleged in the AAA arbitration, on the terms and conditions set forth in this Agreement:

               NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

               1. On or before April 23, 2001, Netgateway shall pay to COVANSYS the sum of One Hundred Sixty Thousand ($160,000) Dollars in complete settlement of all amounts owed to CONVANSYS, if any, including all amounts allegedly owed under the Master Agreement at issue in the AAA arbitration.

               2. Should Netgateway make the payment set forth in paragraph 1 above, and subject to the provisions set forth in paragraph 3 below, COVANSYS shall cause to be dismissed, with prejudice, the pending AAA arbitration proceedings. In addition, effective immediately upon the making of the above referenced payment, and also subject to the provisions set forth in paragraph 3 below, COVANSYS and Netgateway, on behalf of themselves and their respective parent companies, subsidiaries, affiliates, predecessors, successors and assigns, do hereby mutually release, acquit, and forever discharge each other, together with each other's current and former officers, directors, agents, employees, parent companies, subsidiaries, affiliates, insurers, attorneys, predecessors, successors, heirs and assigns, of and from any and all claims, debts, liabilities, causes or causes of action, of any kind or nature, known or unknown, suspected or unsuspected, contingent or liquidated, at law or in equity, arising or accruing at any time prior to and through the date of this Agreement, or otherwise based on any facts in existence as of the date of this Agreement, including but not limited to, all claims asserted and/or which could have been asserted in the pending AAA arbitration proceedings.

               3. Should any form of state or federal insolvency or bankruptcy proceedings be instituted at any time involving Netgateway or any of its affiliates, as a result of which, COVANSYS is compelled to disgorge all or any portion of the payment set forth in paragraph 1 above, then in that event, the release set forth in paragraph 2 above shall be void ab initio, and COVANSYS shall be entitled to assert the full amount of any and all claims which it may have against Netgateway (less any sums retained by Covansys) in any such state or federal proceedings, as if this Agreement had never been executed.

               4. This Agreement shall be construed and enforced in accordance with the laws of the State of Michigan.

               5. This Agreement constitutes the entire agreement of the parties relating to all of the subject matters addressed herein, expressly merging and superceding any and all prior or contemporaneous oral or written discussions or agreements, including the Master Agreement. This Agreement may only be modified in writing, signed by all of the parties hereto.

               6. The parties executing this Agreement represent and warrant that they have due and proper authority to execute this Agreement on behalf of their respective principals and to bind them to the terms thereof.

               7. This Agreement may be executed in any number of counter-parts, each of which shall constitute an original, but all of which together shall constitute one and the same Agreement.

               8. A signature by facsimile transmission shall have the same full force and effect as an original signature.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and date first above written.

                                             COVANSYS

                                             By:_____________________________

                                             Its:_____________________________

                                             Netgateway

                                             By:_____________________________

                                             Its:_____________________________